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                                                                     EXHIBIT 5.1


                       [VINSON & ELKINS L.L.P. LETTERHEAD]


July __, 2002



Enbridge Energy Management, L.L.C.
Enbridge Energy Partners, L.P.
1100 Louisiana, Suite 3300
Houston, Texas 77002

Ladies and Gentlemen:

We have acted as counsel to (i) Enbridge Energy Management, L.L.C., a Delaware limited liability company (the "Company"), in connection with the proposed offering by the Company of 10,000,000 shares (11,500,000 shares if the over-allotment option granted to the underwriters is exercised in full) of the Company representing limited liability company interests with limited voting rights (the "Shares") and (ii) Enbridge Energy Partners, L.P., a Delaware limited partnership (the "Partnership"), in connection with the proposed sale by the Partnership of limited partnership interests denominated as i-units (the "i-units") to the Company for a portion of the net proceeds of the offering of the Shares. A Registration Statement (as amended by Amendment No. 1 thereto, the "Registration Statement") has been filed with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Securities Act"), (i) by the Company on Form S-1 (Registration No. 333-89552) relating to the Shares and (ii) by the Partnership on Form S-3 (Registration No. 333-89588) with respect to the i-units to be sold by the Partnership to the Company.

As the basis for the opinions hereinafter expressed, we examined such statutes, including the Delaware Revised Uniform Limited Partnership Act (the "Delaware Limited Partnership Act") and the Delaware Limited Liability Company Act (the "Delaware LLC Act"), corporate records and documents, certificates of corporate and public officials and other instruments and documents as we deemed necessary or advisable for the purposes of this opinion. In such examination, we assumed the authenticity of all documents submitted to us as originals and the conformity with the original documents of all documents submitted to us as copies.

Based upon the foregoing, subject to the limitations, assumptions and qualifications set forth herein, and having due regard for such legal considerations as we deem relevant, we are of the opinion that:

      1. The Company is a limited liability company, validly existing and in good standing under the Delaware LLC Act;

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Enbridge Energy Management, L.L.C.
Enbridge Energy Partners, L.P.
Page 2
July __, 2002



      2. The Partnership is a limited partnership, validly existing and in good standing under the Delaware Limited Partnership Act;

      3. The issuance of the Shares to be issued by the Company in the offering has been duly authorized by the Company, and upon the issuance and delivery thereof in accordance with the terms of the Underwriting Agreement and the receipt by the Company of the purchase price therefor after the due execution and delivery of the Amended and Restated LLC Agreement of the Company and the Purchase Provisions, such Shares will be legally issued, fully paid and nonassessable; and

      4. The issuance of the i-units to be issued by the Partnership to the Company in connection with the offering of the Shares has been duly authorized by the Partnership, and upon the issuance and delivery thereof as set forth in the Registration Statement and the receipt by the Partnership of the purchase price therefor after the due execution and delivery of the Third Amended and Restated Partnership Agreement of the Partnership, such i-units will be legally issued, fully paid and nonassessable.

The foregoing opinion is based on and limited to the Delaware LLC Act, the Delaware Limited Partnership Act and the relevant laws of the United States of America, and we render no opinion with respect to the laws of any other jurisdiction.

We hereby consent to the reference to us under the heading "Legal Matters" in the Prospectus forming part of the Registration Statement and to the filing of this opinion with the Commission as Exhibit 5.1 to the Registration Statement, but we do not thereby admit that we are within the class of persons whose consent is required under the provisions of the Securities Act or the rules and regulations of the Commission thereunder.



                                Very truly yours,



                                Vinson & Elkins L.L.P.